UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 3, 2009, BIO-key International, Inc. (the “Company”) entered into an Amendment Agreement, effective as of April 1, 2009 (the “Amendment Agreement”), with Dataradio Corporation (“Dataradio”), which amended the Settlement and Mutual Release Agreement with Dataradio, dated as of July 28, 2008 (the “Settlement Agreement”).  The Settlement Agreement resolved all matters relating to invoices that the Company received from Dataradio in January 2008 for materials that had been delivered by Dataradio, as a subcontractor on a long-term project for which the Company had served as the prime contractor.  Pursuant to the Settlement Agreement, the parties agreed to a payment schedule under which the Company was required to satisfy this outstanding balance, plus interest at seven percent (7%) per annum on the unpaid portion of the balance, in full on or before June 1, 2009.  The Amendment Agreement amended this payment schedule by increasing the interest rate to ten percent (10%) per annum as of April 1, 2009 and extending the date of final payment to October 1, 2009.  Additionally, the Amendment Agreement provides that an aggregate of $250,000 of the outstanding balance will be withheld by the Company until the Company receives certain statements and/or payments related to the long-term project from the Company’s customer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: April 8, 2009
	By:	/s/ Thomas J. Colatosti
Thomas J. Colatosti
Chief Financial Officer